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EMPLOYMENT AGREEMENT BETWEEN THE COMPANY AND RAMESH ZACHARIAS.      Exhibit 10.1


                                EMPLOYMENT AGREEMENT

              MEMORANDUM OF AGREEMENT made as of the 1st day of August, 1999.

B E T W E E N:

              MED-EMERG INTERNATIONAL INC., a corporation incorporated under the BUSINESS CORPORATIONS ACT (Ontario) (hereinafter referred to as the "Corporation")

                                                               OF THE FIRST PART
              - and -

              RAMESH ZACHARIAS of the City of Mississauga
              (hereinafter referred to as the "Executive")

                                                              OF THE SECOND PART


     WHEREAS the Corporation desires to continue to employ the Executive as its Chief Executive Officer and whereas the Executive is willing to continue such employment, all on the terms and conditions and for the remuneration as hereinafter set forth;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the covenants, agreements and payments herein set out and provided for, the parties hereto hereby respectively covenant and agree as follows:

1.   EFFECTIVE DATE

     The employment of the Executive by the Corporation shall continue, with the terms set forth below effective the date hereof (the "Commencement Date"). The agreement made between the Executive and the Corporation dated May 15, 1997 is terminated and is of no further force or effect, and is superseded by this agreement, on and as of the Commencement Date. Notwithstanding the foregoing or any other provision of this Agreement, any stock options granted to the Executive prior to the date hereof shall remain in full force and effect.

2.   TITLE

     The Corporation will employ the Executive and the Executive will serve the Corporation as Chief Executive Officer.

3.   DURATION OF AGREEMENT

     This agreement shall continue for an initial term of three years from the Commencement Date and shall be subject to successive extensions, each for a period of one year

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(subject to termination as herein otherwise provided) unless terminated by the Corporation effective the third anniversary of the Commencement Date upon written notice given by the Corporation to the Executive at least 180 days prior to the third anniversary of the Commencement Date, such notice to be effective on the third anniversary of the Commencement Date, or unless terminated by the Corporation on any other anniversary of the Commencement Date following the third anniversary of the Commencement Date upon written notice given by the Corporation to the Executive at least 180 days prior to the anniversary date upon which this agreement is to be terminated, such notice to be effective on such anniversary date.

     The Executive shall be entitled to terminate his employment by voluntary resignation at any time by providing three months prior written notice to the Corporation. Upon receipt of such notice, the Corporation may in its discretion determine the termination of employment to be effective as of a date prior to the expiration of the three-month period.

4.   DUTIES

     Schedule "A" sets out the purpose of the position of Chief Executive Officer, his duties and responsibilities, his requirement to observe and conduct relationships and the standards for measuring his performance. The Executive hereby agrees to serve the Corporation loyally, faithfully, diligently and to the best of his ability and shall use his utmost efforts to promote and advance the business and welfare of the Corporation and its affiliates, as described in Schedule "A". The term "affiliate" as used in this agreement has the meaning given to it by the SECURITIES ACT of Ontario.

     The Executive will be entitled to work a maximum of six shifts per month as a physician in hospital emergency departments or urgent care clinics upon compensation similar to any physician working on those shifts. Any physician on-call requirements will be compensated at the same rates paid to any Corporation physician. These emergency and on-call shifts are to preserve the Executive's expertise as a practising physician which is in integral part of his position as Chief Executive Officer of the Corporation. They are not to interfere with his duties as Chief Executive Officer of the Corporation.

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5.   HOURS OF WORK

     The Executive shall devote to the affairs of the Corporation substantially the whole of his time, attention and abilities during normal business hours and at such other times as his duties may reasonably require, unless prevented by ill-health.

6.   SALARY AND BONUS

     The Corporation will pay the Executive by way of remuneration for his services under this agreement a salary of US$225,000 per annum commencing on the Commencement Date and US$250,000 commencing on the first anniversary of the Commencement Date. The salary shall be paid bi-weekly. The Executive shall receive a one-time bonus of Cdn$100,000, to be paid as to Cdn$50,000 at the time YFMC Healthcare Inc. becomes a subsidiary of the Corporation and as to the other Cdn$50,000 at the time of the completion of the financing(s) referred to in paragraph 10.

7.   EXPENSES

     The Executive shall be required to undertake such travel as is required by the Corporation and the Corporation shall reimburse the Executive all reasonable travelling, hotel, entertainment and other expenses properly incurred by him in the proper performance of his duties upon production of appropriate receipts.

8.   HOLIDAYS

     The Executive shall be entitled, in addition to statutory holidays, to six weeks' holiday in each 12-month period under this agreement. Unused holiday entitlement may not be carried forward to the next 12-month period unless otherwise agreed with the Corporation.

9.   ADDITIONAL BENEFITS

     Subject as hereinafter provided, during the continuance of this agreement, the Corporation will provide to the Executive the benefits described in Schedule "B" to this agreement. The benefits described in paragraph 1 of Schedule "B" are the benefits currently available to senior employees of the Corporation and its affiliates. Paragraph 1 of Schedule "B" may be amended from time to time at the Corporation's discretion so long as such amended benefits are made available to senior employees of the Corporation and its affiliates

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and are not a dilution or reduction of the then current benefits provided to the Executive by the Corporation taken as a whole.

10.  OPTIONS

     The Corporation has granted to the Executive options to purchase 400,000 common shares of the Corporation at an exercise price of $1.50 per share. Such options shall be exercisable, as to 200,000 common shares, at the time YFMC Healthcare Inc. becomes a subsidiary of the Corporation, and as to 200,000 common shares, at the time the Corporation completes (the) equity financing(s) in the aggregate amount of not less than US$10,000,000 to be used for the purpose of launching the information technology initiative of the Corporation, provided that the options shall not be exercisable in any event until after April 27, 2000. The options shall have a term of five years. The options shall otherwise be on the terms and conditions set forth in the Corporation's director and employee stock option plan.

11.  TERMINATION

     (a) This agreement may be terminated by the Corporation immediately and without any liability for any damages or compensation for breach of contract, wrongful dismissal or otherwise, if the Executive shall:

          (i) become mentally incapacitated or, for any 26 weeks in any 12 consecutive months, become physically incapacitated such that he is unable to perform his obligations under this agreement; or

         (ii) be convicted of any indictable offence for which a sentence of imprisonment can be imposed by law; or

        (iii) commit any act of dishonesty; or

         (iv) be guilty of any misconduct relating to the discharge of his duties hereunder; or

          (v) be guilty of any neglect in the discharge of his duties hereunder or commit any wilful or persistent breach of any of the provisions of this agreement.
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     (b)  If this agreement is terminated by the Corporation by notice pursuant to subparagraph 3(a) or by the Executive by notice pursuant to subparagraph 3(b), then the Corporation shall forthwith pay to the Executive his salary (less usual and statutory deductions), at the rate and at the normal times in effect at the time notice of termination is given, through to the termination date.

     (c) The payments referred to in (b) will be paid in the most tax beneficial manner to the Executive.

12.  NO OTHER COMMERCIAL INTERESTS

     The Executive shall not at any time during the continuance of this agreement be or become a director of any Corporation or be engaged, concerned or interested in, directly or indirectly, and whether independently or as any employee of, any other business, trade or occupation, except that the Executive may:

      (i) become engaged, concerned or interested in any other business, trade or occupation or become a director of another Corporation, with the prior written consent of the Corporation; or

     (ii) hold or become beneficially interested in not more than 5% of any class of securities in any corporation if such class of securities is listed on a recognized stock exchange or an unlisted securities market unless the Corporation otherwise requires on the grounds that such corporation carries on a business competitive with that of the Corporation or its affiliates.

     Notwithstanding the foregoing or any other provisions of this Agreement, the Executive may carry on the activities identified in Schedule "C".

13.  HEALTH AND SAFETY

     The Corporation attaches great importance to the health and safety of its employees and recognizes a duty to prevent, where possible, personal injury by ensuring that the design, construction, operation and maintenance of all equipment and facilities and systems are in accordance with all applicable health and safety requirements. In order to achieve this aim, the Executive must ensure not only that he complies with all requirements of the

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Corporation, but also that the Corporation has in place appropriate procedures so that appropriate training and instruction is given to all employees in order to prevent injury to themselves and others.

14.  DIVIDENDS AND PREFERRED SHARES

     Dividends declared and payable on any preferred shares of the Corporation held by the Executive or any member of his immediate family are to paid out in cash if shares which could be paid out as dividends would not be tradeable free of any restriction, holding period or escrow, whether contained in the Corporation's constating documents, required by law, imposed by securities regulators or agreements with underwriters, or otherwise.

15.  CONFIDENTIALITY

     The Executive shall not at any time, other than in the course of his duties, without the prior consent in writing of the Corporation, divulge or make known to anyone any secrets of any technical, commercial or financial nature or other information of a confidential nature, unless such information is already in the public domain, relating to the business or customers of the Corporation or its affiliates. All papers and documents used by the Executive in the course of his employment are and will remain the property of the Corporation and will be delivered up to the Corporation on termination of this agreement. The provisions of this paragraph shall survive the expiration or earlier termination for any reason whatsoever of this agreement.

16.  PATENTS, SECRETS AND IMPROVEMENTS

     (a) As relating to the business of the Corporation, any discovery, invention, secret process, improvement, formula, plan, idea, know-how or adaptation or improvement thereto or to any existing idea, process or other property of the Corporation including, without limitation, any new, or any adaptation of existing, software or hardware, whether or not patentable or otherwise subject to legal protection, made, discovered, conceived or created by the Executive while in the service of the Corporation, during the term of this agreement, in any way affecting or relating to the business of the Corporation shall forthwith be disclosed to the Corporation and shall belong to and be the absolute property of the Corporation.
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     (b)  The Executive shall if and whenever required so to do by the
          Corporation at the expense of the Corporation, apply to join with the Corporation in applying for patents, copyrights or other legal protection in Canada and in any part of the world for any such discovery, invention, process or improvement as aforesaid and shall at the expense of the Corporation execute all instruments and do all things necessary for vesting the said patent, copyright or other legal protection when obtained and all right, title to and interest in the same in the Corporation absolutely and as sole beneficial owner or in any such other person as the Corporation may specify.

17.  CONDUCT

     By accepting employment and continuing to be employed by the Corporation, the Executive hereby undertakes and covenants with the Corporation as follows:

     (i) not without the previous consent of the Corporation directly or indirectly to receive (other than as agent for the Corporation) or retain any discount, rebate, fee, gratuity, commission or payment from a third party for any service, matter or thing connected with his duties and services as an employee of the Corporation;

     (ii) (as long as termination of employment hereunder is not pursuant to clause (a) of paragraph 11, and if termination is pursuant to clause (b) of paragraph 11, the payment referred to in such clause is made) not within 12 months after ceasing to be employed (except with the written consent of the Corporation which shall not be unreasonably withheld) whether on his own behalf or on behalf of any person, firm or corporation directly or indirectly to seek to procure orders from or do business with any person, firm or corporation who on the date of his ceasing to be employed or at any time in the 12 months prior to that date was a client or customer of the Corporation and with whom in the course of his employment with the Corporation had dealings, provided always that the preceding covenants contained in this paragraph 17(ii) shall not be deemed to prohibit the Executive from seeking or procuring orders or from doing business in any business endeavour (including, without limitation, the medical and emergency care service area) as long as the preceding covenants contained in this paragraph 17(ii) are fully and completely complied with (for purposes of

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          greater certainty, a client or customer shall be the actual hospital or other specific entity for which the Corporation is providing services or with which the Corporation has contracted to provide services, for example, if the Corporation is providing services to a specific hospital, the Executive will be precluded from soliciting work from or doing work for that hospital in accordance with the terms of this restriction, but will not be precluded from soliciting or providing services to other hospitals or health providers not directly serviced by the Corporation or from dealing with OHIP in general; the intention of this restriction is to ensure that, if the relationship between the Corporation and the Executive is terminated (except for termination under Section 11(a) or termination under Section 11(b) if, in the latter case, the payment referred to in Section 11(b) is no made), direct contacts of the Corporation are not to be interfered with, but that the Executive is able to carry on work in the medical and emergency care service area); and

    (iii) not during the term of employment hereunder, nor for a period of 24 months thereafter, to solicit, entice, procure or endeavour to persuade any other employee of the Corporation to leave the employment of the Corporation.

     Although the Executive and the Corporation recognize and accept that the above restrictions are reasonable having regard to the nature of the Corporation's business and the Corporation's interest in preserving its goodwill and customer connections, the Corporation will only withhold its consent to (i) or (ii) above where it is evident that the business of the Corporation will be prejudiced by not withholding such consent and to that extent, should any of the foregoing restrictions be found to be unreasonable and unenforceable, they shall be deemed to be modified only to the extent necessary to give effect to the remaining provisions of this paragraph.

18.  NOTICES

     Any notice, direction or other instrument required or permitted to be given to the Executive hereunder shall be in writing and may be given by mailing the same, postage prepaid addressed to the Executive at 1486 Hollywell Avenue, Mississauga, Ontario L5N 4P2 or by delivering the same. Any notice, direction or other instrument required or permitted to be given to the Corporation hereunder shall be in writing and may be given by mailing the same, postage prepaid, or delivering the same addressed to the Corporation at 2550 Argentia Road, Suite 205, Mississauga, Ontario L5N 5RI,
Attention: President.

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     Any notice, direction or other instrument aforesaid if delivered shall be deemed to have been. given or made on the date on which it was delivered or if mailed, shall be deemed to have been given or made on the fourth business day following the day on which it was mailed.

     The Executive or the Corporation may change his or its address for service from time to time by notice given in accordance with the foregoing.

19.  LEGAL COSTS

     The Executive hereby acknowledges receipt of a copy of this Agreement duly signed by the Employer and having been advised by the Corporation to obtain and having been given the opportunity to arrange for independent legal advice with respect to this Agreement, each of the matters herein set forth and the implications thereof. The Corporation shall pay the Executive's legal costs incurred with respect to the Executive's entering into of this agreement up to a maximum of Cdn$5,000.

20.  ENTIRE AGREEMENT AND SEVERABILITY

     This agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. There are not and shall not be any verbal statements, representations, warranties, or agreements between the parties with respect to the subject matter hereof. No waiver of any breach of this agreement shall be effective unless made in writing by the party giving such waiver and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived. The invalidity or unenforceability of any term, covenant or condition contained in this agreement shall not affect the validity or enforceability of any other term, covenant or condition hereof, but shall be deemed to be severable and upon such severance, the remainder of the agreement shall be valid and enforceable.

     Notwithstanding the foregoing, this agreement may be amended or modified in any respect from time to time by written instrument signed by the parties hereto.

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21.  GOVERNING LAW

     This agreement shall in all respects be construed and enforced in accordance with and governed by the laws of the Province of Ontario. Each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

22.  RIGHTS OF ENFORCEMENT

     In the event of a breach by the Executive of any covenant contained or referred to in this Agreement, the Corporation shall be entitled to an injunction restricting such breach in addition to any other remedies provided by law. Any remedy expressly set forth in this Agreement shall be in addition to and not inclusive of or dependent upon the exercise of any other remedy available to the Corporation at law or otherwise. The Executive hereby agrees that all restrictions in this Agreement are reasonable and valid and all defences to the strict enforcement thereof by the Corporation are hereby waived by him.

23.  FULL SATISFACTION

     The terms set out in this Agreement, provided that such terms are satisfied by the Corporation, are in lieu of (and not in addition to) and in full satisfaction of any and all other claims or entitlements which the Executive has or may have upon the termination of employment in the circumstances contemplated in this Agreement. The compliance by the Corporation with these terms will effect a full and complete release of the Corporation from any and all claims which the Executive may then have for whatever reason or cause in respect of the Executive's employment and the termination of it, other than those obligations specifically set out in this Agreement. In agreeing to the terms set out in this Agreement, the Executive specifically agrees to execute a formal release document to that effect and will deliver upon request appropriate resignations from all offices and positions with the Corporation and any associated or affiliated companies if, as, and when requested by the Board upon the termination of employment within the circumstances contemplated by this Agreement.

24.  BINDING EFFECT

     Neither this agreement nor any portion thereof may be assigned by the Executive. Neither this agreement nor any portion thereof may be assigned by the Corporation without the consent of the Executive. This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, legal personal representatives, successors and permitted assigns.

25.  DISPUTE RESOLUTION

     The parties hereto acknowledge that in the event of a dispute under this agreement they shall make submissions under and shall be bound by the rules of the Private Court in Ontario and any order whether interlocutory or final is an award which is enforceable under the Arbitration Act, 1991 of Ontario.

     IN WITNESS WHEREOF this agreement has been executed by the parties hereto.

                                          MED-EMERG INTERNATIONAL INC.

                                          by


SIGNED, SEALED AND DELIVERED        )
       in the presence of           )
                                    )     ----------------------------------
                                    )     Ramesh Zacharias
----------------------------------  )


                                     SCHEDULE A

                              CHIEF EXECUTIVE OFFICER

PURPOSE OF THE POSITION:

- To act as the principal person charged with the responsibility for implementation of policies and activities determined from time to time by the Board of Directors.
- To provide leadership in all areas of the company's operation and to be the primary source of developing and recommending policy development to the Board.
- To employ his medical skills and experience to support all operational levels of the company.

DUTIES AND RESPONSIBILITIES:

A.   BOARD FUNCTIONS

As Chief Policy and Planning Officer of the Corporation, the duties and responsibilities of the Chief Executive Officer extend to any and all activities in which the Corporation may engage. These include, but are not limited to, the following:

1. He will participate jointly with other members in carrying out the Board's directorial functions, including:

     1.1 Approval of the objectives, general policies, principles, practices, and the general organization plan of the Corporation.

     1.2   Performance of all duties imposed by statutory requirements.

2. He will make recommendations, advise and inform the Board concerning the appointment of all members of the committees of the Board of Directors, subject to approval by the Board.

3. He will serve as a member of the Executive Committee, and as an ex-officio member of all other Board committees.

4. He will make recommendations, advise and inform the Board in respect to any proposed changes in major policies of the Corporation for Board action.

5. In concert with the President, he will make recommendations, advise and inform the Board in relation to the following Board-related functions:

     5.1 Election of officers of the Corporation and determination of their duties, authorities and compensation.

     5.2   Appointment of trustees and agents for the Corporation.

     5.3   Authorization of capital expenditures.

     5.4   Authorization for acquisition or disposal of corporate assets.

     5.5 Approval of loans, investments and other plans to finance the Corporation's operations.

     5.6   Declaration of dividends and establishment of reserves.

B.   CORPORATE OPERATIONS

1.   BUSINESS DEVELOPMENT:

     1.1 The Chief Executive Officer will make recommendations, advise and inform the Board in the development of the growth program of the Corporation as it relates to the acquisition of companies, new products and patents, including approval of plans proposed by the President and other executives for the integration and operation of acquired companies.

     1.2 The Chief Executive Officer will represent the Corporation in public relations matters.

In concert with the President, he will also carry out the following activities with respect to acquisitions and public relations:

     1.3 Formulation of acquisition policies and plans, subject to approval of the Board.

     1.4   Evaluation of potentials.

     1.5   Recommendations to the Board.

     1.6   Negotiations and commitments, subject to Board approval.

     1.7 Formulation of public relations policies and plans, subject to approval of the Board when required.

2.   MARKETING AND SALES:

The single most important function of the position is in the expansion of the company's operations through leadership in the marketing of the services offered. The Chief Executive Officer shall, in concert with the President:

     2.1   Participate in the preparation of sales and marketing plans.

     2.2   Be accountable for delivery of sales results.

3.   AUTHORITY

Within the limits of sound business practice and the further limitations placed upon him by the Articles of Incorporation, the Bylaws of the Corporation, and the policies laid down by the Board of Directors, the Chief Executive Officer will implement all corporate policy matters. He will have authority to make decisions in accordance with such policy, but such authority shall be restricted to those decisions with a financial impact of $100,000, and then only with the concurrence of the President.

He may delegate to members of the Corporation as much of his authority as may be necessary to effect policy formulation and maintain a strong, effective organization without loss of essential control, but he may not delegate his overall responsibility for results, or any other portion of his individual accountability.

4.   RELATIONSHIPS

The Chief Executive Officer will establish and maintain the following relationships:

     4.1   With the Shareholders of the Corporation

           4.1.1 He, together with other members of the Board if appropriate, will be accountable to the shareholders for the proper execution of the duties and responsibilities of the Board and the adequate protection of shareholder rights and interests.

           4.1.2 In his capacity as Chief Public Relations Executive, the Chairman will ensure that the shareholders are kept adequately informed of the affairs of the Corporation and that sound relationships, understanding and communications are maintained between management and the owners of the Corporation.

     4.2   With the Board of Directors

           4.2.1 He will counsel collectively and individually with the members of the Board, utilizing their capacities to the fullest extent necessary to secure optimum benefits for the Corporation.

           4.2.2 In conjunction with the President, the Chief Executive Officer will keep the Board of Directors informed on the condition of the business and on all the important factors influencing it.

           4.2.3 In conjunction with the President, the Chief Executive Officer will review major activities and plans with the Board of Directors to insure that he and the President have the benefit of the Board's thinking, and are acting in conformity with the Board's views on corporate policy.

           4.2.4 He will refer promptly to the Board of Directors such matters as may require its decision.

     4.3   With the Committees of the Board

           4.3.1 As a member of the Executive committee, the Chief Executive Officer will participate jointly with the other members in its proceedings.

           4.3.2 He will counsel with the Executive Committee, in the intervals between meetings of the Board, on all matters of interest to the Committee, and will be guided by the decisions of the Committee in the absence of specific directions from the full Board.

           4.3.3   He will act as an ex-officio member of all Board committees.

     4.4   With the President

           4.4.1 The Chief Executive Officer will advise and assist the President as may by required to assure that the orders and resolutions of the Board and directives of the Executive Committee are carried out.

           4.4.2 He will review all important operating matters with the President.

           4.4.3 In the event of the disability of the President, the Chief Executive Officer will perform the duties of the President.

     4.5   With Other Officers and Executives

           4.5.1 The Chief Executive Officer will coordinate his efforts with those of other officers and executives toward the goals of the Corporation.

           4.5.2 He will stand ready at all times to give advice and counsel to them and call on them for such advice and counsel as he deems advisable.

     4.6   With Corporate Committees.

           4.6.1 The Chief Executive Officer will act as an ex-officio member of all corporate committees and appoint such members of management to such committees as he deems advisable, except those appointment made by the Board.

     4.7   With Persons Outside the Corporation

           4.7.1 The Chief Executive Officer will establish and maintain such outside relationships as he deems advisable in the interest of the Corporation.

           4.7.2 He will serve as Chief Public Relations Executive of the Corporation in his contacts with industry, other companies, business associations, the community, the government, the press and the general public.

5.   STANDARDS FOR MEASURING PERFORMANCE

The Chief Executive Officer is accountable for the fulfilment of the responsibilities, duties, and relationships described herein. The primary measurements of satisfactory performance are as follows:

     5.1 In conjunction with the President, the soundness and adequacy of the objectives and policies recommended to the Board of Directors; the effectiveness with which the policies of the Board are executed; and the extent to which the approved objectives of the Corporation are realized.

     5.2 The extent to which the character and quality of the products and services of the Corporation assure leadership position and further the reputation of the Corporation as a whole.

     5.3 The soundness and success of the Corporation's growth program and the expansion of the Corporation's operations through leadership in the marketing of the services offered by the Corporation.

     5.4 The extent to which the corporate public relations program achieves public understanding and support for the Corporation and its divisions, and the extent to which the policies and operations of the Corporation are identified with the public interest.

     5.5 The cordiality of relations which exist between the Chief Executive Officer and other persons both within and without the Corporation.

     5.6 The example of leadership, good management, high morale, personal conduct, and effective teamwork evidenced by the Chief Executive Officer in his contacts with

     5.7 The extent to which the Corporation carries out its customer, employee, shareholder, industry, government and public responsibilities.

                                    SCHEDULE "B"
                                      BENEFITS

Standard Employee Benefit Program of the Corporation for its senior executives including long term disability insurance.

1. The Corporation shall pay the Executive's annual professional fees to maintain his status as a member of the Ontario Medical Association and the American College of Emergency Physicians. In addition, the Corporation shall pay the Executive's medical malpractice insurance premiums.

2. The Corporation shall pay the Executive up to Cdn$10,000 annually in monthly instalments as a car allowance. The Corporation shall also pay for gas for such car upon production of appropriate receipts. All other expenses with respect to such car, for example, insurance premiums, repairs, shall be paid by the Executive.

3. The Corporation shall pay the Executive such amounts as are approved by the Executive, the President and the Chairman of the Board in each year disbursed by the Executive for continuing education and related expenses (for example, travel, hotel). Appropriate receipts shall be delivered to the Corporation.

4. The Corporation shall pay the premiums in respect of a Cdn$1,000,000 life insurance policy on the life of the Executive. The Executive may designate the beneficiary.

                                    SCHEDULE "C"

1. The Executive may pursue international work in any area (including, without limitation, the health care and emergency services fields), provided that he devotes his full time and attention as Chief Executive Officer of the Corporation as required for the due performance of his position as Chief Executive Officer of the Corporation. His pursuit of international opportunities shall be conducted only on his free time and vacation time and they shall not interfere with his duties as Chief Executive Officer of the Corporation. The Corporation will have a right of first refusal on any international projects, but if it declines to participate, the Executive will be able to pursue these international projects on his own free time and on the basis that they do not interfere with the performance of his duties as Chief Executive Officer of the Corporation.

2. The Executive may sit on boards of other health care and information technology firms unless there is a reasonable basis upon which the Corporation may deny him the right to do so.